Highbury Financial Inc.
(a company in the development stage)

Financial Statements

For the Periods from July 13, 2005 (inception) to January 31, 2006 and from January 1, 2006 to January 31, 2006
and from July 13, 2005 (inception) to December 31, 2005

Highbury Financial Inc.
(a company in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Highbury Financial Inc.

We have audited the accompanying balance sheet of Highbury Financial Inc. (a company in the development stage) as of January 31, 2006 and December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the periods from July 13, 2005 (inception) to January 31, 2006, January 1, 2006 to January 31, 2006 and July 13, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Highbury Financial Inc. as of January 31, 2006 and December 31, 2005, and the results of its operations and its cash flows for the periods from July 13, 2005 (inception) to January 31, 2006, January 1, 2006 to January 31, 2006 and July 13, 2005 (inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

As discussed in Note 2, the accompanying balance sheet at January 31, 2006 and statements of stockholders' equity for the periods then ended have been restated to reflect the warrants and the unit purchase option issued in connection with Highbury's initial public offering and the warrants issued in the private placement immediately preceding the initial public offering as equity.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 31, 2006, except for Note 2, as to which the date is December 18, 2006

Highbury Financial Inc.
(a company in the development stage)

Balance Sheets

	Restated January 31, 2006	December 31, 2005

Current assets
Cash	$1,300,109	$36,902
Cash in Trust Fund (Note 1)	37,542,667	—
Prepaid expenses	148,869	—
Total current assets	38,991,645	36,902

Deferred registration costs	—	483,492

Total assets	$38,991,645	$520,394

Current liabilities
Accounts payable and accrued expenses	$261,637	$427,846
Notes payable, stockholders (Note 3)	—	70,000
Deferred underwriting fees	673,333	—
Total current liabilities	934,970	497,846

Common stock, subject to possible conversion,
1,346,666 shares at conversion value (Note 1)	7,508,530	—

Stockholders' equity (Notes 1, 2, 4, 5, 6, 7)
Preferred stock, $.0001 par value, authorized 1,000,000
shares; none issued	—	—
Common stock, $.0001 par value, authorized 50,000,000
shares; issued and outstanding 8,625,000 shares
(which includes 1,346,666 subject to possible conversion)
and 1,725,000, respectively	863	173
Additional paid-in capital	30,552,667	24,827
Deficit accumulated during the development stage	(5,385)	(2,452)
Total stockholders' equity	30,548,145	22,548

Total liabilities and stockholders' equity	$38,991,645	$520,394

See notes to financial statements

Highbury Financial Inc.
(a company in the development stage)

Statements of Operations

	Period from	Period from	Period from
	July 13, 2005	January 1, 2006	July 13, 2005
	(inception) to	to	(inception) to
	January 31, 2006	January 31, 2006	December 31, 2005

Expenses
Formation costs	$(456)	$—	$(456)
Franchise taxes	(1,996)	—	(1,996)
D&O insurance	(1,481)	(1,481)	—
Administrative fees	(1,452)	(1,452)	—
Net loss for the period	$(5,385)	$(2,933)	$(2,452)

Weighted average shares outstanding, basic and diluted	1,928,941	3,060,484	1,725,000

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)

See notes to financial statements

Highbury Financial Inc.
(a company in the development stage)

Statements of Stockholders' Equity
(as restated)

			Additional	Deficit Accumulated
	Common Stock		Paid-In	During the
	Shares	Amount	Capital	Development Phase	Total

Sale of 1,725,000 shares of common stock to
initial stockholders on August 1, 2005
at $0.0145 per share (Note 7)	1,725,000	$173	$24,827	$—	$25,000

Net loss for the period				(2,452)	(2,452)

Balance at December 31, 2005	1,725,000	$173	$24,827	$(2,452)	$22,548

Sale of 166,667 units in a private placement	166,667	17	999,985	—	1,000,002

Sale of 6,733,333 units, net of underwriters'
discount and offering expenses (includes
1,346,666 shares subject to possible conversion)	6,733,333	673	37,036,285	—	37,036,958

Proceeds subject to possible conversion of
1,346,666 shares	—	—	(7,508,530)	—	(7,508,530)

Proceeds from issuance of option	—	—	100	—	100

Net loss for the period	—	—	—	(2,933)	(2,933)

Balance at January 31, 2006	8,625,000	$863	$30,552,667	$(5,385)	$30,548,145

See notes to financial statements

Highbury Financial Inc.
(a company in the development stage)

Statements of Cash Flows

	Period from	Period from	Period from
	July 13, 2005	January 1, 2006	July 13, 2005
	(inception) to	to	(inception) to
	January 31, 2006	January 31, 2006	December 31, 2005

Cash flows from operating activities
Net loss for the period	$(5,385)	$(2,933)	$(2,452)
Increase in prepaid expenses	(12,600)	(12,600)	—
Increase in accrued expenses	5,385	2,933	2,452
Net cash used in operating activities	(12,600)	(12,600)	—

Cash flows from investing activities
Cash held in trust fund	(37,542,667)	(37,542,667)	—
Net cash used in investing activities	(37,542,667)	(37,542,667)	—

Cash flows from financing activities
Proceeds from sale of shares of common stock	41,425,000	41,400,000	25,000
Proceeds from issuance of option	100	100	—
Proceeds from notes payable, stockholders	70,000	—	70,000
Payments of notes payable, stockholders	(70,000)	(70,000)	—
Payment of costs of public offering	(2,569,724)	(2,511,626)	(58,098)
Net cash from financing activities	38,855,375	38,818,474	36,902

Net increase in cash	1,300,109	1,263,207	36,902
Cash at beginning of period	—	36,902	—
Cash at end of period	$1,300,109	$1,300,109	$36,902

Supplemental schedule of non-cash financing activities:
Accrual of costs of public offering	$119,983	$46,707	$425,394
Accrual of deferred underwriting fees	$673,333	$673,333	$—

See notes to financial statements

Highbury Financial Inc.
(a company in the development stage)

Notes to Financial Statements
1. Summary of Significant Accounting Policies

Organization and Business Operations

Highbury Financial Inc. (the "Company") was incorporated in Delaware on July 13, 2005 as a blank check company whose objective is to acquire, or acquire control of, one or more operating businesses in the financial services industry that may provide significant opportunities for growth, with a particular focus on investment management and securities firms.

All activity from July 13, 2005 (inception) through January 31, 2006 relates to the Company's formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company's initial public offering ("Offering") was declared effective January 25, 2006. The Company consummated the Offering on January 31, 2006. Immediately preceding the Offering, all of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company (the “Initial Stockholders”) purchased an aggregate of 166,667 units from the Company in a private placement (the “Private Placement”). The units sold in the Private Placement were identical to the units sold in the Offering, but the purchasers in the Private Placement have waived their rights to conversion and receipt of distribution on liquidation in the event the Company does not complete a business combination (as described below). The Company received proceeds from the Private Placement and the Offering, net of the underwriters’ discount, of approximately $38,037,000 (Note 2).

The Company's management has broad discretion with respect to the specific application of the net proceeds of this Offering and the Private Placement, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination, or series of business combinations, with an operating business in the financial services industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. An amount of $37,542,667 of the net proceeds of the Offering and the Private Placement, including approximately $673,333 which will be paid to the underwriters of the Offering if a business combination is consummated (net of approximately $0.12 for each share of common stock converted in connection with the Business Combination as described below) but which will be forfeited if a business combination is not consummated, is being held in an interest-bearing trust account ("Trust Account") until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Highbury Financial Inc.
(a company in the development stage)

Notes to Financial Statements

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

The Initial Stockholders, have agreed to vote their 1,725,000 founding shares of common stock (Note 7) as well as the 166,667 shares of common stock included in the units they purchased in the Private Placement in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount held in the Trust Account) has been classified as common stock subject to possible conversion in the accompanying January 31, 2006 balance sheet.

The Company's Certificate of Incorporation, as amended, provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 2).

Highbury Financial Inc.
(a company in the development stage)

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Deferred Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset aggregating approximately $834 and $1,831 at December 31, 2005 and January 31, 2006, respectively, for the tax effect of net operating loss carryforwards and temporary differences. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2005 and January 31, 2006. The net operating loss carryforward at January 31, 2006 amounts to approximately $5,385 and expires in 2026.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Highbury Financial Inc.
(a company in the development stage)

Notes to Financial Statements

Loss Per Common Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 13,466,666 outstanding warrants issued in connection with the initial public offering, the 333,334 outstanding warrants issued in connection with the private placement and the 336,667 units included in the underwriters purchase option has not been considered in diluted loss per share calculations since the effect of such warrants and options would be antidilutive.

Deferred Registration Costs

Deferred registration costs consist of legal, accounting and other fees incurred through the balance sheet data that are related to the Offering and that have been charged to capital upon the consummation of the Offering.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. Initial Public Offering
On January 26, 2006, the Company sold 6,733,333 units ("Units") in the Offering. Each Unit consists of one share of the Company's common stock, $.0001 par value, and two redeemable common stock purchase warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable, at the Company's option, at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company paid the underwriters an underwriting discount of approximately 5.2% of the gross proceeds of the Offering. Immediately preceding the Offering, all of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company (the “Initial Stockholders”) purchased an aggregate of 166,667 units from the Company in a private placement (the “Private Placement”). The units sold in the Private Placement were identical to the units sold in the Offering, but the purchasers in the Private Placement have waived their rights to conversion and receipt of distribution on liquidation in the event the Company does not complete a business combination.

In connection with this Offering, the Company issued an option, pursuant to underwriting agreement, to the underwriters to purchase up to an additional 1,010,000 units from the Company for $6.00 with an underwriting discount of $0.31 per unit. On January 30, 2006, the underwriters notified the Company that they intend to exercise the option in its entirety. The closing of this sale took place on February 3, 2006.

Under the terms of the Warrants, the Company is required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. However, the Company is not obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. In the event that a registration statement is not effective at the time of exercise, the holder of such Warrant is not entitled to exercise such Warrant. Additionally, the Company entered into the Amended and Restated Clarification Agreement on December 15, 2006 which clarified that in no event (whether in the case of a registration statement not being effective or otherwise) is the Company required to net cash settle the warrant exercise. Consequently, the Warrants will expire unexercised and unredeemed if there is no effective registration statement covering the shares of the Company’s common stock issuable upon exercise of the Warrants.

Highbury Financial Inc.
(a company in the development stage)

Notes to Financial Statements

In connection with this Offering, the Company issued an option, for $100, to the underwriters to purchase 336,667 Units at an exercise price of $7.50 per Unit. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders' equity. The Company estimates that the fair value of this option is approximately $423,000 ($1.26 per Unit) using a Black-Scholes option pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 29.0%, (2) risk-free interest rate of 4.34% and (3) expected life of four years. The option may be exercised for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. In addition, the warrants underlying such Units are exercisable at $6.25 per share.

The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. Accordingly, the option and underlying Warrants may expire unexercised and unredeemed if there is no effective registration statement covering the securities issuable upon exercise. In addition, on December 15, 2006, the Company entered into amendments to the unit purchase options which clarified that there are no circumstances under which the Company is required to net cash settle the purchase option or the underlying Warrants.

Based on its interpretation of Emerging Issues Task Force No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”), the Company had previously issued financial statements which presented the fair value of the Warrants and the unit purchase option as liabilities. Upon further review and after entering into the Amended and Restated Clarification Agreement and the amendments to the unit purchase options, the Company has determined that the Warrants and the unit purchase option should be categorized as equity rather than liabilities. The accompanying audited financial statements as of January 31, 2006 have been restated to account for the Warrants and the unit purchase option as equity. The impact of the restatement on previously reported balance sheets and statements of stockholders’ equity is as follows:

	January 31, 2006
	As Previously Reported	As Restated

Assets	$38,991,645	$38,991,645
Liabilities	$9,138,970	$934,970
Common stock subject to conversion	$7,508,530	$7,508,530
Stockholders’ equity	$22,344,145	$30,548,145

3. Notes Payable, Stockholders
The Company issued unsecured promissory notes in the aggregate amount of $70,000 to all of its Initial Stockholders. The notes were non-interest-bearing and were repaid immediately following the consummation of the Offering from the net proceeds of such Offering.

4. Commitments
The Company presently occupies office space provided by an affiliate of four Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on January 26, 2006. The statement of operations for the period ended January 31, 2006 includes $1,452 related to this agreement.

In connection with the Offering, the Company has agreed to pay the underwriters upon completion of its initial business combination approximately $673,333, plus accrued interest on such amount, net of taxes payable, less approximately $0.12 for each share of common stock that the Public Stockholders elect to convert in connection with the Company’s initial business combination. The Company has recorded the deferred underwriting fees payable to the underwriters as an expense of the public offering resulting in a charge directly to stockholders' equity.

Pursuant to letter agreements dated January 25, 2006 with the Company and the underwriters, the Initial Stockholders have waived their rights to participate in any liquidation distribution occurring upon our failure to complete a business combination, with respect to those shares of common stock acquired by them prior to the Offering and with respect to the shares included in the 166,667 units they purchased in the Private Placement.

Highbury Financial Inc.
(a company in the development stage)

Notes to Financial Statements

The Initial Stockholders will be entitled to registration rights with respect to their founding shares and the shares they purchased in the private placement pursuant to an agreement signed on January 25, 2006. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Offering as described above in Note 2.

5. Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6. Common Stock
At January 31, 2006, 14,810,001 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters' unit purchase option.

7. Stock Dividend
Effective January 13, 2006, the Company's Board of Directors authorized a stock dividend of 0.15 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect this transaction.